UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 16, 2020

THE FIRST BANCSHARES, Inc.
(Exact name of registrant as specified in its charter)

Mississippi	000-22507	64-0862173
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
6480 U.S. Hwy 98 West Hattiesburg, MS 39402
(Address of Principal Executive Offices) (Zip Code)

(601) 268-8998
(Registrant's telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company                             ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.               ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchanged on which registered
Common Stock	FBMS	The Nasdaq Stock Market

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Amendment to Employment Agreements

On January 16, 2020, The First, A National Banking Association (the “Bank”), a wholly-owned subsidiary of The First Bancshares, Inc. (the “Company”), entered into an amendment to the existing employment agreement with each of its named executive officers, M. Ray (Hoppy) Cole, Jr., President and Chief Executive Officer of the Bank and the Company, and Ms. Donna T. Lowery, Executive Vice President and Chief Financial Officer of the Bank and the Company. The amendments address the application of Internal Revenue Code Section 280G and replace the current cut-back provision with a “compare and take better” provision, which requires a comparison of the after-tax benefit to the employee of (A) the total parachute payments after he or she pays the excise tax and income taxes thereon, to (B) a cut back of parachute payments to the extent necessary to avoid the imposition of the excise tax (i.e., limited to 2.999 times the employee’s base amount); the employee would be paid whichever amount yields the more favorable result to the employee. The amendment to Mr. Cole’s employment agreement also extends the application of the restrictive covenants in his employment agreement to a termination of employment for any reason.

The amendments to Mr. Cole’s and Ms. Lowery’s employment agreements will be filed as exhibits to the Company’s Quarterly Report on Form 10-Q for the period ending March 31, 2020.

Supplemental Retirement Agreement with Mr. Cole

On January 16, 2020, the Bank entered into a new supplemental executive retirement plan (the “New SERP”) with Mr. Cole. The effective date of the New SERP is January 1, 2020. The New SERP provides for a lifetime annual payment of $208,695 per year (the “Annual Benefit”), which will be payable in equal monthly installments upon Mr. Cole’s separation from service following attainment of age 65 while in the employment of the Bank. Mr. Cole will vest as to 1.205% of the Annual Benefit on a monthly basis beginning January 1, 2020 through November 30, 2026. If Mr. Cole separates from service prior to age 65, other than by reason of his death or a termination for cause and other than in connection with a change in control, then he will receive the vested portion of the Annual Benefit. If Mr. Cole separates from service involuntarily following a change in control prior to age 65, than he will receive the full Annual Benefit. In the event of Mr. Cole’s death prior to his separation from service, his beneficiary will receive a lump sum payment equal to $3,547,815. In the event of Mr. Cole’s death following his separation from service, his beneficiary will receive a lump sum payment equal to the accrued liability balance of the New SERP. As a condition to receipt of the New SERP benefits, Mr. Cole has agreed to a 2-year non-competition covenant following his separation from service with the Bank.

The New SERP will be filed as an exhibit to the Company’s Quarterly Report on Form 10-Q for the period ending March 31, 2020.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE FIRST BANCSHARES, INC.

	By:	/S/ M. Ray (Hoppy) Cole, Jr.
January 23, 2020		M. Ray (Hoppy) Cole, Jr.
President and Chief Executive Officer